Exhibit 99.1
Williams Partners L.P. Reports First-Quarter 2009 Financial Results
•	Lower NGL Margins Reduce DCF, Net Income in 1Q 2009

•	Distribution Coverage Ratio is 0.9 for 1Q

•	1Q Results Consistent with Management’s April 15 Guidance

•	Cash Distribution Maintained at 63.5 Cents per LP Unit
     TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited first-quarter 2009 net income of $18.7 million, compared with first-quarter 2008 net income of $43.6 million. Net income per limited-partner unit for first-quarter 2009 was $0.36, compared with $0.71 per limited-partner unit for first-quarter 2008.
     First-quarter 2008 net income per limited-partner unit has been revised pursuant to the adoption of an accounting rule change in 2009.
     Lower natural gas liquid (NGL) margins were the primary reason for the decline in net income in the first quarter. Sharply lower NGL prices, which were somewhat offset by lower natural gas prices, were the primary drivers of the lower NGL margins. Lower operating and maintenance expenses and higher fee-based revenues partially offset the lower NGL margins.
     For first-quarter 2009, the key measure of distributable cash flow per weighted-average limited partner unit was $0.56, compared with $0.74 for first-quarter 2008. Distributable cash flow for limited-partner unitholders was $29.4 million for first-quarter 2009, compared with $38.8 million for first-quarter 2008. The 2009 amounts were significantly, favorably impacted by Williams’ (NYSE: WMB) waiver of its incentive distribution rights for 2009. The waiver, which is detailed in the partnership’s April 15 press release, decreases the amount of distributable cash flow allocated to the general partner.
     The declines in distributable cash flow in the first quarter are due to lower cash distributions from the Discovery and Wamsutter investments, as well as lower results from Four Corners. Lower NGL margins drove the decline in results at Four Corners and Wamsutter. Lower NGL margins and plant inlet volumes, including hurricane impacts, resulted in the partnership receiving no cash distribution from Discovery in the first quarter of 2009, compared with a $16.8 million distribution during first-quarter 2008.
     Although first-quarter distributable cash flow and net income were sharply lower compared with first-quarter 2008, the results are consistent with the full-year 2009 guidance management previously provided.

Williams Partners L.P. (NYSE: WPZ)	First-Quarter 2009 Financial Results — April 30, 2009	Page 1 of 6

     The following chart shows management’s April 15 guidance for full-year commodity prices and the corresponding effect on the partnership’s DCF, along with the actual results from the first quarter.

			1Q 2009
Commodity Price Assumptions	Full-Year 2009		Actual

Natural Gas ($/MMBtu):
NYMEX	$ 4.50		$4.58
Rockies	$ 3.00		$3.07
San Juan	$ 3.25		$3.25

	Oil / NGL
	Low	High

Crude Oil — WTI ($/barrel)	$45	$60	$43
NGL to Crude Oil relationship*	49%	60%	56%

Effect on Williams Partners’ Cash Flows

Amounts in millions, except NGL margins and coverage ratios

Four Corners NGL Margins ($/gallon)	$0.27	$0.58	$0.32
Wamsutter NGL Margins ($/gallon)	$0.26	$0.57	$0.25

2009 Distributable Cash Flow**	$105	$206	$30
2009 Distributions	$137	$137	$34
Cash Distribution Coverage Ratio**	0.8x	1.5x	0.9x

*	The price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis for the remainder of 2009.

**	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
Chief Operating Officer Perspective
     “As expected much lower NGL prices reduced our distributable cash flow compared with the results from last year. These reported NGL margins are in line with the guidance we provided unitholders on April 15,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners.
     “Operationally, we were very pleased with our fee-based business, as volumes were up at our gathering and processing facilities in the West, with Wamsutter achieving a record for gathered volumes in March. We also completed all repairs on the Discovery system and are expecting a significant amount of new fee-based deepwater business to come online in the second quarter,” Armstrong said.
Cash Distribution Per Limited-Partner Unit Maintained
     For the first quarter, the partnership maintained its regular cash distribution to unitholders at $0.635 per unit. The partnership’s cash distribution coverage ratio was 0.9x for the first quarter.
     Williams Partners previously announced it expects to maintain its current level of quarterly cash distributions to limited-partner unitholders for 2009. This expectation is based on management’s expectations for commodity prices, NGL margins, distributable cash flow attributable to partnership operations in 2009 and the partnership’s year-end 2008 cash balance. See the partnership’s April 15 news release for more detail.

Williams Partners L.P. (NYSE: WPZ)	First-Quarter 2009 Financial Results — April 30, 2009	Page 2 of 6

Business Segment Performance
     Business segment performance includes results for the partnership’s three business segments: Gathering and Processing — West, which includes Four Corners and the Wamsutter investment; Gathering and Processing — Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.
Consolidated Segment Profit
 Amounts in thousands

	1Q
	2009	2008

Gathering and Processing — West	$38,310	$50,405
Gathering and Processing — Gulf	691	13,511
NGL Services	4,316	5,541

Consolidated Segment Profit	$43,317	$69,457

Recurring Consolidated Segment Profit*
Amounts in thousands

Gathering and Processing — West	$39,276	$47,340
Gathering and Processing — Gulf	691	13,511
NGL Services	4,316	5,541

Recurring Consolidated Segment Profit*	$44,283	$66,392

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
     Lower per-unit NGL margins at Four Corners and Wamsutter drove the lower results for the Gathering & Processing — West segment during first-quarter 2009. Lower operating and maintenance expenses, as well as higher fee-based revenues and gathered volumes partially offset the lower per-unit NGL margins at both of these facilities. Severe winter weather negatively affected both of those measures at Wamsutter and Four Corners in first-quarter 2008.
     Lower equity earnings from the Discovery investment drove the lower segment profit results in the Gathering and Processing — Gulf segment for first-quarter 2009. The reduced equity earnings were due primarily to lower per-unit NGL margins and lower plant inlet volumes, including hurricane effects. These negative impacts were partially offset by the receipt of $4.0 million in business interruption insurance proceeds on the Discovery investment.
     Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, as well as recurring segment profit to reported segment profit, are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Distributable Cash Flow and Recurring Segment Profit Definitions
     Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.

Williams Partners L.P. (NYSE: WPZ)	First-Quarter 2009 Financial Results — April 30, 2009	Page 3 of 6

     Williams Partners defines distributable cash flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery.
     Williams Partners defines distributable cash flow per limited-partner unit as distributable cash flow attributable to partnership operations allocable to limited partners divided by the weighted average limited partner-units outstanding. Distributable cash flow attributable to partnership operations allocable to limited partners is calculated by allocating the distributable cash flow attributable to partnership operations, as defined in the preceding paragraph, between the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement.
Williams to Host Analyst Day in New York City
     Williams will host an analyst day in New York City on Tuesday, May 12. During the meeting, the company’s senior management will present highlights and an overview of Williams, Williams Partners and Williams Pipeline Partners L.P. (NYSE: WMZ).
     The meeting will begin at 8:30 a.m. EDT. The morning session will focus on Williams, while the afternoon session will focus on the two master limited partnerships.
     Both sessions will be broadcast live via webcast. Participants are encouraged to access the webcast at www.williams.com, www.williamslp.com, or www.williamspipelinepartners.com. Slides will be available the morning of May 12 on all three web sites for viewing, downloading and printing.
     A replay of the analyst meeting webcast will be available for two weeks following the event at the web sites listed above.
Today’s Analyst Call
     Williams Partners’ management will discuss the partnership’s first-quarter 2009 financial results during a live webcast today beginning at 11 a.m. EDT.
     Participants are encouraged to access the webcast, as well as slides for viewing, downloading and printing at www.williamslp.com.
     A limited number of phone lines also will be available at (877) 874-1563. International callers should dial (719) 325-4824. Replays of the first-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.
Form 10-Q
     The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.

Williams Partners L.P. (NYSE: WPZ)	First-Quarter 2009 Financial Results — April 30, 2009	Page 4 of 6

About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332 Sharna Reingold Williams (investor relations) (918) 573-2078
# # #
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipates,” believes,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “might,” “planned,” “potential,” “projects,” “scheduled,” “will,” and other similar words. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others:
•	whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	inflation, interest rates and general economic conditions (including the current economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors;

•	development of alternative energy sources;

•	the impact of operational and development hazards;

Williams Partners L.P. (NYSE: WPZ)	First-Quarter 2009 Financial Results — April 30, 2009	Page 5 of 6

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	changes in maintenance and construction costs;

•	changes in the current geopolitical situation;

•	our exposure to the credit risks of our customers;

•	risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings, and the availability and cost of credit;

•	risks associated with future weather conditions;

•	acts of terrorism; and

•	additional risks described in our filings with the Securities and Exchange Commission.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Forms 10-K filed with the Securities and Exchange Commission on February 26, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.
###

Williams Partners L.P. (NYSE: WPZ)	First-Quarter 2009 Financial Results — April 30, 2009	Page 6 of 6

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow attributable to partnership operations allocable to limited partners divided by the weighted average limited partner units outstanding. Distributable Cash Flow attributable to partnership operations allocable to limited partners is calculated by allocating the distributable cash flow attributable to partnership operations, as defined in the preceding paragraph, between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow per Limited Partner Unit to the actual cash distribution per unit paid and the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These two measures reflect the amount of Distributable Cash Flow relative to our actual cash distribution on both a per Limited Partner Unit and total distribution basis. We have also provided these ratios calculated using the most directly comparable GAAP measures, net income per unit and net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2008					2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr
Williams Partners L.P. Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$50,405	$86,778	$70,691	$46,288	$254,162	$38,310
Gathering and Processing — Gulf	13,511	8,446	8,480	(14,590)	15,847	691
NGL Services	5,541	3,414	6,315	8,768	24,038	4,316

Segment Profit	69,457	98,638	85,486	40,466	294,047	43,317
Non-recurring Items:
Gathering and Processing — West
Involuntary conversion gain resulting from Ignacio fire	—	(3,266)	(6,010)	(2,328)	(11,604)	966
Wamsutter customer contract adjustment included in equity earnings	(3,065)	—	—	—	(3,065)	—
Gathering and Processing — Gulf
Discovery hurricane repair expenses up to insurance deductible (60%)	—	—	890	2,935	3,825	—
Hurricane-related survey costs (60%)	—	—	—	1,188	1,188	—
NGL Services
Product imbalance valuation adjustment	—	—	—	(1,437)	(1,437)	—
Other items:
Gathering and Processing — Gulf
Impairment of Carbonate Trend gathering pipeline	—	—	—	6,187	6,187	—

Recurring Segment Profit	$66,392	$95,372	$80,366	$47,011	$289,141	$44,283

	2008					2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr
Williams Partners L.P. Reconciliation of Non-GAAP “Distributable Cash Flow per Limited Partner Unit “GAAP “Net income”

Net income	$43,629	$71,822	$60,833	$15,105	$191,389	$18,672
Depreciation, amortization and accretion	11,226	11,002	11,735	11,066	45,029	11,184
Non-cash amortization of debt issuance costs included in interest expense	489	459	459	461	1,868	460
Involuntary conversion gain resulting from Ignacio fire	—	(3,266)	(6,010)	(2,328)	(11,604)	966
Equity earnings	(34,815)	(46,050)	(29,045)	731	(109,179)	(12,110)
Reimbursements from Williams under omnibus agreement	771	865	692	653	2,981	327
Impairment of Carbonate Trend gathering pipeline	—	—	—	6,187	6,187	—
Maintenance capital expenditures (a)	(8,534)	(2,497)	(5,309)	(5,420)	(21,760)	(5,142)

Distributable Cash Flow Excluding Equity Investments	$12,766	$32,335	$33,355	$26,455	$104,911	$14,357

Plus: Wamsutter cash distributions to Williams Partners L.P.	22,704	26,603	28,989	20,843	99,139	15,643
Plus: Discovery’s cash distributions to Williams Partners L.P.	16,800	15,600	13,200	10,800	56,400	—

Distributable cash flow attributable to partnership operations	52,270	74,538	75,544	58,098	260,450	30,000

Distributable Cash Flow attributable to partnership operations allocable to general partner	13,431	24,565	25,067	16,344	79,407	600

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$38,839	$49,973	$50,477	$41,754	$181,043	$29,400

Weighted average number of units outstanding:	52,774,728	52,774,728	52,775,912	52,777,452	52,775,710	52,777,452

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.74	$0.95	$0.96	$0.79	$3.44	$0.56

Actual cash distribution per unit:	$0.6000	$0.6250	$0.6350	$0.6350	$2.4950	$0.6350

Total cash distributed:	$37,922	$40,560	$41,617	$41,617	$161,716	$34,197

Coverage ratios:

Distributable Cash Flow attributable to partnership operations per limited partner unit divided by
Actual cash distribution per unit:	1.2	1.5	1.5	1.2	1.4	0.9

Distributable cash flow attributable to partnership operations divided by
Total cash distributed	1.4	1.8	1.8	1.4	1.6	0.9

Net income, per common and subordinated unit divided by Actual cash distribution per unit	1.2	1.9	1.6	0.2	1.2	0.6

Net income divided by Total cash distributed	1.2	1.8	1.5	0.4	1.2	0.5

(a) Maintenance capital expenditures includes certain well connection capital.

Wamsutter Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$21,194	$37,480	$32,007	$13,083	$103,764	$15,321
Depreciation, amortization and accretion	5,228	5,213	5,295	5,446	21,182	5,447
Maintenance capital expenditures	(3,245)	(6,258)	(5,867)	(6,070)	(21,440)	(5,437)

Distributable Cash Flow - 100%	$23,177	$36,435	$31,435	$12,459	$103,506	$15,331

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income (loss)	$22,701	$14,282	$13,740	$(16,323)	34,400	$(5,352)
Depreciation, amortization and accretion	6,983	6,802	3,726	3,813	21,324	3,929
Maintenance capital expenditures	(187)	(285)	(680)	(19)	(1,171)	(70)

Distributable Cash Flow - 100%	$29,497	$20,799	$16,786	$(12,529)	$54,553	$(1,493)

Distributable Cash Flow — our 60% interest	$17,698	$12,479	$10,072	$(7,517)	$32,732	$(896)

Consolidated Statements of Income
 (UNAUDITED)

	2008*					2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr
Revenues:
Product sales:
Affiliate	$78,122	$94,134	$92,421	$49,622	$314,299	$30,872
Third-party	4,221	9,741	6,430	4,589	24,981	2,291
Gathering and processing:
Affiliate	8,790	9,847	9,480	9,776	37,893	10,610
Third-party	46,210	49,548	50,721	48,577	195,056	47,255
Storage	7,333	7,102	8,264	8,730	31,429	8,361
Fractionation	3,292	4,804	5,484	3,861	17,441	2,557
Other	2,394	3,069	2,913	7,585	15,961	3,522

Total revenues	150,362	178,245	175,713	132,740	637,060	105,468

Cost and expenses:
Product cost and shrink replacement:
Affiliate	22,033	27,686	22,358	13,295	85,372	8,866
Third-party	30,065	38,323	35,391	16,927	120,706	11,296
Operating and maintenance expense:
Affiliate	23,133	16,548	21,220	15,834	76,735	11,759
Third-party	23,951	29,984	29,257	25,974	109,166	28,147
Depreciation, amortization and accretion	11,226	11,002	11,735	11,066	45,029	11,184
General and administrative expense:
Affiliate	9,876	12,385	10,620	11,184	44,065	11,587
Third-party	928	749	664	653	2,994	893
Taxes other than income	2,505	2,167	2,314	2,522	9,508	2,436
Other, net	333	(2,811)	(5,822)	4,777	(3,523)	1,679

Total costs and expenses	124,050	136,033	127,737	102,232	490,052	87,847

Operating income	26,312	42,212	47,976	30,508	147,008	17,621

Equity earnings — Wamsutter	21,194	37,480	20,801	9,063	88,538	15,321
Discovery investment income (loss)	13,621	8,570	8,244	(8,078)	22,357	812
Interest expense	(17,673)	(16,683)	(16,437)	(16,427)	(67,220)	(15,116)
Interest income	175	243	249	39	706	34

Net income	$43,629	$71,822	$60,833	$15,105	$191,389	$18,672

Allocation of net income*
Net income	$43,629	$71,822	$60,833	$15,105	$191,389	$18,672
Allocation of net income (loss) to general partner*	5,981	7,811	7,985	7,180	28,957	(372)

Allocation of net income to limited partners*	37,648	64,011	52,848	7,925	162,432	19,044

Net income, per common and subordinated unit*	$0.71	$1.21	$1.00	$0.15	$3.07	$0.36
Weighted average number of units outstanding	52,774,728	52,774,728	52,775,912	52,777,452	52,775,710	52,777,452

*	The Net income, per common and subordinated unit for 2008 amounts have been retrospectively adjusted for EITF Issue No 07-4, “Application of the Two-Class Method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships.” EITF Issue No. 07-4 states, among other things, that the calculation of earnings per unit should not reflect an allocation of undistributed earnings to the incentive distribution right (IDR) holders beyond amounts distributable to IDR holders under the terms of the partnership agreement. Previously, under generally accepted accounting principles, we calculated earnings per unit as if all the earnings for the period had been distributed, which resulted in an additional allocation of income to the general partner (the IDR holder) in quarterly periods where an assumed incentive distribution exceeded the actual distributions Following the adoption of the guidance in EITF Issue No. 07-4, we no longer calculate assumed incentive distributions. We adopted EITF Issue No. 07-4 in January 2009, and have retrospectively applied it to all periods presented.

Segment Profit & Operating Statistics
 (UNAUDITED)

	2008					2009
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr

Gathering and Processing — West
Segment revenues	$132,333	$158,563	$155,217	$114,025	$560,138	$90,778
Product cost and shrink replacement	47,446	61,144	53,902	26,700	189,192	18,461
Operating and maintenance expense	40,893	36,677	42,129	37,014	156,713	33,014
Depreciation, amortization and accretion	10,299	10,136	10,811	9,969	41,215	10,344
Direct general and administrative expenses	1,930	2,058	2,188	2,157	8,333	2,161
Other, net	2,554	(750)	(3,703)	960	(939)	3,809

Segment operating income	29,211	49,298	49,890	37,225	165,624	22,989
Equity earnings	21,194	37,480	20,801	9,063	88,538	15,321

Segment profit	$50,405	$86,778	$70,691	$46,288	$254,162	$38,310

Gathering and Processing — Gulf
Segment revenues	$567	$546	$537	$446	$2,096	$486
Operating and maintenance expense	524	519	148	477	1,668	575
Depreciation and accretion	153	151	153	294	751	32
Other, net	—	—	—	6,187	6,187	—

Segment operating income (loss)	(110)	(124)	236	(6,512)	(6,510)	(121)
Discovery investment income (loss)	13,621	8,570	8,244	(8,078)	22,357	812

Segment profit (loss)	$13,511	$8,446	$8,480	$(14,590)	$15,847	$691

NGL Services
Segment revenues	$17,462	$19,136	$19,959	$18,269	$74,826	$14,204
Product cost	4,652	4,865	3,847	3,522	16,886	1,701
Operating and maintenance expense	5,667	9,336	8,200	4,317	27,520	6,317
Depreciation and accretion	774	715	771	803	3,063	808
Direct general and administrative expenses	544	700	631	707	2,582	756
Other, net	284	106	195	152	737	306

Segment profit	$5,541	$3,414	$6,315	$8,768	$24,038	$4,316

Williams Partners:
Conway storage revenues	$7,333	$7,102	$8,264	$8,730	$31,429	$8,361
Conway fractionation volumes (bpd) — our 50%	33,103	38,173	43,829	40,898	39,019	36,721
Carbonate Trend gathering volumes (BBtu/d)	24	23	21	19	22	20
Williams Four Corners:
Gathering volumes (BBtu/d)	1,316	1,410	1,406	1,388	1,380	1,355
Plant inlet natural gas volumes (BBtu/d)	547	680	681	673	646	653
NGL equity sales (million gallons)	36	43	43	40	162	39
NGL margin ($/gallon)	$0.74	$0.78	$0.88	$0.57	$0.75	$0.32
NGL production (million gallons)	112	140	134	132	518	123
Wamsutter - 100%:
Gathering volumes (BBtu/d)	434	521	506	534	499	534
Plant inlet natural gas volumes (BBtu/d)	404	427	393	413	409	437
NGL equity sales (million gallons)	41	36	30	32	139	36
NGL margin ($/gallon)	$0.58	$0.63	$0.77	$0.40	$0.59	$0.25
NGL production (million gallons)	106	114	97	98	415	105
Discovery Producer Services - 100%
Plant inlet natural gas volumes (BBtu/d)	627	614	378	211	457	324
Gross processing margin ($/MMBtu)	$0.45	$0.36	$0.48	$—	$0.37	$0.10
NGL equity sales (million gallons)	37	23	21	4	85	12
NGL production (million gallons)	70	58	43	10	181	30